SCHEDULE OF SUBSIDIARIES OF VININGS INVESTMENT PROPERTIES TRUST



                                            Jurisdiction of
Subsidiary                                  Organization
----------                                  ------------

Vinings Investment Properties, L.P.         Delaware

Thicket Apartments, L.P.                    Delaware

Vinings Holdings, Inc.                      Delaware

Thicket Holdings, Inc.                      Delaware

PBC Acquisition, Inc.                       Delaware

Vinings Communities, LP                     Delaware